UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 14, 2008

EPICEPT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51290	52-1841431
(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591
(Address of Principal Executive Offices)	(Zip Code)

(914) 606-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2008, the registrant, EpiCept Corporation (the "Company"), entered into an amended and restated Placement Agent Agreement with Rodman & Renshaw, LLC (“Rodman”), a subsidiary of Rodman & Renshaw Capital Group, Inc.

As previously disclosed on the Company’s Current Reports on Form 8-K filed on June 23, 2008, June 25, 2008, and July 16, 2008, EpiCept entered into a Placement Agent Agreement with Rodman in connection with the Company’s public offerings of common stock and warrants to purchase common stock, which closed on June 25, 2008 and July 17, 2008.

At the request of Rodman, the Company amended and restated the Placement Agent Agreement to conform the compensation arrangements with those of recent offerings by the Company.

A copy of the amended and restated placement agent agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

10.1     Placement Agent Agreement, dated as of May 28, 2008, as amended and restated on August 14, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By:	/s/ Robert W. Cook

Name: Robert W. Cook

Title: Chief Financial Officer

Date: August 14, 2008

EXHIBIT INDEX

No.	Description

10.1     Placement Agent Agreement, dated as of May 28, 2008, as amended and restated on August 14, 2008.